UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011 (March 22, 2011)

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     On March 22, 2011, ARK Restaurants Corp. (the “Company”) held its Annual Meeting of Stockholders. At the meeting, stockholders re-elected all nine directors nominated by the Company’s Board of Directors and ratified the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Set forth below are the final voting results for each of the proposals.

Proposal 1 – Election of Directors

     The following individuals were elected to serve as directors of the Company until the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes

Michael Weinstein	2,433,045	65,626	799,026
Robert Towers	2,493,345	5,326	799,026
Vincent Pascal	2,443,035	55,636	799,026
Paul Gordon	2,432,632	66,039	799,026
Bruce R. Lewin	2,497,120	1,551	799,026
Marcia Allen	2,495,909	2,762	799,026
Steven Shulman	2,496,910	1,761	799,026
Arthur Stainman	2,496,714	1.957	799,026
Stephen Novick	2,484,307	14,364	799,026

Proposal 2 – Ratification of Appointment of Independent Auditors

     The appointment of J.H. Cohn LLP to serve as the Company’s independent auditors for the 2011 fiscal year was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
3,286,874	3,318	7,505

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 24, 2011